Exhibit 23.5

[LETTERHEAD OF MORGAN STANLEY]

Consent of Morgan Stanley & Co. Incorporated

We hereby consent to the incorporation by reference in this Registration Statement of our opinion dated April 21, 2004 appearing as Annex F to Registration Statement (No. 333-114709) on Form S-4, as amended, of New Century REIT, Inc., and to the description of such opinion and to the references to our name contained therein under the headings “Summary—Opinion of Financial Advisor” and “The REIT Conversion—Opinion of Financial Advisor. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ JAMES C. STEWART
James C. Stewart
Managing Director

Los Angeles, California

September 30, 2004